SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549

                          _________________________


                                  FORM 8-K

                               CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d)
                   OF THE SECURITIES EXCHANGE ACT OF 1934




      Date of Report (Date of earliest event reported)    July 13, 2000


                           TRIPLE S PLASTICS, INC.
             --------------------------------------------------
             (Exact Name of Registrant as Specified in Charter)

          Michigan              0-23474             38-1895876
          --------             ----------          -------------
      (State or Other         (Commission          (IRS Employer
      Jurisdiction of         File Number)      Identification No.)
       Incorporation)


          7950 Moorsbridge Road, Suite 200, Portage, Michigan 49024
          --------------------------------------------------------
            (Address of Principal Executive Offices)   (Zip Code)



   Registrant's telephone number, including area code  (616) 327-3417
                                                       --------------







   ITEM 5.        OTHER EVENTS.

             On July 13, 2000, Triple S Plastics, Inc., a Michigan corporation (the "Company"), entered into an Agreement and Plan of Merger (the "Merger Agreement") with Eimo Oyj, a Finnish corporation ("Eimo"), and Spartan Acquisition Corp., a Delaware corporation and wholly owned subsidiary of Eimo ("Merger Sub"), providing for the merger (the "Merger") of Merger Sub with and into the Company. In the Merger, each share of the Company's common stock will be converted into the right to receive Series A ordinary shares of Eimo ("Eimo Shares"). The Eimo Shares will be issued to the Company's shareholders in book-entry form which in turn will be represented by American Depositary Receipts ("ADRs"). In connection with the Merger, Eimo will apply to list its ADRs on the Nasdaq National Market. After the conversion of shares of Company common stock ("Company Shares") into Eimo Shares in the Merger, the holders of the shares and options of the Company are expected to own between 33% and 37% of the total shares and options of Eimo. In connection with the Merger, all Eimo Series K shares, which have 20 votes per share, will be converted on a one-for-one basis into Eimo Shares having one vote each.

             The number of Eimo Shares to be received for each of the Company Shares will be determined by a formula included in the Merger Agreement. That formula first requires that the parties calculate an average of the trading prices for Eimo Shares for each day of a 15 day period just prior to the closing of the Merger. Specifically, the period will be the 15 consecutive trading days ending on and including the third trading day before the Merger is completed, and the calculation made will determine the average of THE VOLUME-WEIGHTED DAILY AVERAGE PRICE expressed in Euros for a single Eimo Share traded on the Helsinki Stock Exchange, converted into U.S. dollars ("USD") at the exchange rate for such date announced by the Bank of Finland. The price determined in this manner is referred to below as the "average Eimo share price." As indicated above, the calculation of the average Eimo share price can be affected by two factors: The Euro/USD exchange rate and the prices paid for Eimo stock on the Helsinki Stock Exchange during the 15 trading day period ending three days before closing. For purposes of this description of the Merger consideration, it has been assumed that a Euro is worth $.95 USD at all times. As indicated above, however, the actual Euro/USD exchange rate on each of the relevant 15 trading days prior to closing will be used to calculate the average Eimo share price.

             Once the average Eimo share price has been determined, the formula in the Merger Agreement provides that the number of Eimo Shares to be delivered for each Company Share is as follows:

             If the average Eimo share price is less than or equal to $5.00000 USD a share, the number of Eimo Shares to be delivered for each Company Share will be 5.700. If the average Eimo share price is greater than $5.00000 USD but less than $5.22500 USD, the number of Eimo Shares to be delivered for each Company Share will be equal to the number determined by dividing $28.4699 USD by the average Eimo share price, and rounding the result to the nearest thousandth of an Eimo Share. In the event the average Eimo share price is greater than $5.22500 USD but less than $6.18000 USD, the number of Eimo Shares to be delivered for each Company Share will be 5.449. In the event the average Eimo share price is greater than $6.18000 but less than $6.93738 USD, the number of Eimo Shares to be delivered for each Company Share will be equal to the number determined by dividing $33.6463 USD by the average Eimo share price, and rounding the result to the nearest thousandth of an Eimo Share. Finally, if the average Eimo share price is greater than $6.93738 USD, the number of Eimo Shares to be delivered for each Company Share will be 4.850.

             The formula governing this exchange ratio thus provides that, within limits, as the average Eimo share price increases, the number of Eimo Shares delivered in exchange for each Company Share decreases. Assuming that one Euro is worth $.95 USD and based upon the number of outstanding Company Shares and outstanding options set forth in the Merger Agreement and assuming the exercise of all such options, the largest number of Eimo Shares that could be issued in the Merger would be 27,201,819 (if the average Eimo share price is $5.00 USD or less) and the smallest number of Eimo Shares that could be issued in the Merger would be 23,145,408 (if the average Eimo Share price is $6.93738 USD or higher). There is no floor or ceiling to the VALUE of the Eimo Shares to be delivered to Company shareholders, however. For example, assuming the Euro is worth $.95 USD at all relevant times, the formula provides, at the following prices for Eimo Shares during the relevant period prior to closing, that each Company Share would be converted into Eimo Shares with the following approximate values:

                                                                                     Then the USD Value
                                                                           of Eimo Shares issued for each Company
                   If Average Eimo Share Price Is:                              Share will be approximately:
                   -------------------------------                         --------------------------------------
                       $10.00 USD                                                  $48.50 USD

                       $ 8.00 USD                                                  $38.80 USD

                       $ 7.00 USD                                                  $33.95 USD

                       $ 6.00 USD                                                  $32.69 USD

                       $ 4.00 USD                                                  $22.80 USD

             The Merger is intended to constitute a tax-free reorganization under the Internal Revenue Code of 1986, as amended, and to qualify for pooling-of-interests accounting treatment under Finnish GAAP but is not intended to qualify as a pooling-of-interests under U.S. GAAP. Consummation of the Merger is subject to various conditions, including (i) the approval of the Merger Agreement and the

   Merger by the Company's shareholders, (ii) action by the Eimo shareholders to approve the Merger and the issuance of Eimo Shares,
   (iii) Internal Revenue Code Section 368 reorganization tax treatment,
   (iv) the receipt of requisite regulatory approvals, including expiration of the applicable waiting period, if any, under the Hart-Scott-Rodino Antitrust Improvement Act of 1976, and (v) and the satisfaction or waiver of certain other conditions as more fully described in the Merger Agreement.

             The Company and Eimo issued a joint press release on July 14, 2000, announcing the execution of the Merger Agreement, a copy of which is filed as Exhibit 99.1 hereto.

             In connection with the execution of the Merger Agreement, certain principal shareholders of the Company have entered into a Shareholders' Agreement with Eimo, dated as of July 13, 2000 (the "Company Shareholders' Agreement"), pursuant to which such shareholders have agreed to vote their Common Shares in favor of the approval of the Merger and the Merger Agreement. As of the date of the Company Shareholders' Agreement, the shareholders who are parties to the Company Shareholders' Agreement owned, in the aggregate, more than 50% of the Company's outstanding common stock. Such shareholders have also agreed to certain restrictions relating to the disposition of their Company Shares prior to the Merger.

             In connection with the execution of the Merger Agreement, certain principal shareholders of Eimo have also entered into a Conversion Agreement (the "Conversion Agreement") dated July 13, 2000 pursuant to which they have agreed to convert Eimo Series K Shares that they hold (which have 20 votes per share) into Eimo Shares (which have one vote per share) on a one-for-one basis. In addition, certain principal shareholders of Eimo have entered into a Shareholders Agreement, dated as of July 13, 2000 (the "Parent Shareholders' Agreement") pursuant to which such shareholders have agreed to vote all of their shares of Eimo stock in favor of approval of the Merger and the issuance of Eimo Shares at the Eimo shareholders meeting.
   In that Agreement, such shareholders have also agreed to certain restrictions relating to the disposition of their shares of Eimo stock prior to the Merger.

             Concurrently with the execution of the Merger Agreement, certain principal shareholders of the Company entered into a Lock-up Agreement, (the "Lock-up Agreement") dated July 13, 2000, pursuant to which such shareholders have agreed to certain restrictions with respect to the disposition after the Merger of the Eimo Shares and/or stock options that they will receive in the Merger. Certain principal shareholders of Eimo are also parties to the Lock-Up Agreement and have agreed to certain restrictions on the transfer of their Eimo Shares for comparable periods of time.

             Three principal shareholders who are also officers and directors of the Company have, as a condition to execution of the Merger Agreement, entered into Employment Agreements dated July 13, 2000 (the "Employment Agreements") that will become effective at the closing of the Merger and that extend for a term of two years thereafter. In addition, certain principal shareholders of the Company and certain principal shareholders of Eimo have agreed to enter into a Liquidity and Registration Rights Agreement (the "Rights Agreement"), pursuant to which those principal Company shareholders will be granted certain piggyback/incidental registration rights, as well as co-sale and "tag-along" rights subject to the terms and conditions set forth in the Rights Agreement.

             The foregoing summary of the Merger Agreement, the Lock-up Agreement, the Conversion Agreement, the Parent Shareholders' Agreement, the Company Shareholders' Agreement, the Rights Agreement, the Employment Agreements and the press release is qualified in its entirety by reference to the text of such documents, copies of which are filed or incorporated by reference as exhibits hereto, and are incorporated herein by reference.

   ITEM 7.   FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND
             EXHIBITS.

        (c)  Exhibits.

             2.1 Agreement and Plan of Merger, dated as of July 13, 2000, among Triple S Plastics, Inc., Eimo Oyj, and Spartan Acquisition Corp.

             10.1 Conversion Agreement, dated as of July 13, 2000, among
                  Jalo Paanenen, Elmar Paananen, Annamari Jukko, Topi Paananen, Eimo Oyj and Triple S Plastics, Inc.

             10.2 Lock-Up Agreement, dated as of July 13, 2000, by and
                  among Jalo Paananen, Elmar Paananen, Annamari Jukko, Topi Paananen, Daniel B. Canavan, Albert C. Schauer, Victor V. Valentine, Jr., and Eimo Oyj.

             10.3 Form of Liquidity and Registration Rights Agreements,
                  to be entered into by and among Eimo Oyj, Jalo
                  Paananen, Elmar Paananen, Annamari Jukko, Topi
                  Paananen, Daniel B. Canavan, Albert C. Schauer, and Victor V. Valentine, Jr.

             10.4 Company Shareholders' Agreement, dated as of July 13,
                  2000, between Eimo Oyj, Spartan Acquisition Corp., Daniel B. Canavan, Albert C. Schauer, Victor V.
                  Valentine, Jr., and David L. Stewart.

             10.5 Parent Shareholders' Agreement, dated as of July 13,
                  2000 among Triple S Plastics, Inc., Jalo Paananen, Elmar Paananen, Annamari Jukko and Topi Paananen.

             10.6 Employment Agreement, dated as of July 13, 2000,
                  between A. Christian Schauer and Triple S Plastics,
                  Inc.

             10.7 Employment Agreement, dated as of July 13, 2000,
                  between Victor V. Valentine, Jr., and Triple S
                  Plastics, Inc.

             10.8 Employment Agreement, dated as of July 13, 2000,
                  between Daniel B. Canavan and Triple S Plastics, Inc.

             99.1 Press Release, dated July 14, 2000, jointly issued by
                  Eimo, Oyj and Triple S Plastics, Inc.

                                 SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                 TRIPLE S PLASTICS, INC.
                                  (Registrant)



   Date: July 19, 2000           By:  /s/ Albert C. Schauer
                                      ----------------------------------
                                 Name:     Albert C. Schauer
                                 Title:    Chief Executive Officer

                                EXHIBIT INDEX
                                -------------


   Exhibit
   No.       Description
   -------   -----------

   2.1 Agreement and Plan of Merger, dated as of July 13, 2000, among Triple S Plastics, Inc., Eimo Oyj, and Spartan
             Acquisition Corp.

   10.1 Conversion Agreement, dated as of July 13, 2000, among Jalo Paanenen, Elmar Paananen, Annamari Jukko, Topi Paananen, Eimo Oyj and Triple S Plastics, Inc.

   10.2 Lock-Up Agreement, dated as of July 13, 2000, by and among Jalo Paananen, Elmar Paananen, Annamari Jukko, Topi
             Paananen, Daniel B. Canavan, Albert C. Schauer, Victor V. Valentine, Jr., and Eimo Oyj.

   10.3 Liquidity and Registration Rights Agreements, dated as of July 13, 2000 by and among Eimo Oyj, Jalo Paananen, Elmar Paananen, Annamari Jukko, Topi Paananen, Daniel B. Canavan, Albert C. Schauer, and Victor V. Valentine, Jr.

   10.4 Company Shareholders' Agreement, dated as of July 13, 2000, between Eimo Oyj, Spartan Acquisition Corp., Daniel B. Canavan, Albert C. Schauer, Victor V. Valentine, Jr., and David L. Stewart.

   10.5 Parent Shareholders' Agreement, dated as of July 13, 2000 among Triple S Plastics, Inc., Jalo Paananen, Elmar
             Paananen, Annamari Jukko and Topi Paananen.

   10.6 Employment Agreement, dated as of July 13, 2000 between A. Christian Schauer and Triple S Plastics, Inc.

   10.7 Employment Agreement, dated as of July 13, 2000 between Victor V. Valentine, Jr., and Triple S Plastics, Inc.

   10.8 Employment Agreement, dated as of July 13, 2000 between Daniel B. Canavan and Triple S Plastics, Inc.

   99.1 Press Release, dated July 14, 2000, jointly issued by Eimo, Oyj and Triple S Plastics, Inc.